Exhibit 99.1 - Press release for October 7, 2003


               InstaPay Systems Announces $300,000 Debt Reduction

ATLANTA  --  (BUSINESS  WIRE) -  October  7,  2003  --  InstaPay  Systems,  Inc.
(OTCBB:IPYS) announced today that it has reduced its debt by $317,400 as a result of a group of shareholders unconditionally forgiving loans extended to the company over the past 12 months.

"This is a strong statement by key shareholders, indicating their belief in the company's direction and progress", stated Harry Hargens, President and CEO of InstaPay Systems and its Kryptosima(TM) subsidiary. "These shareholders recognize the company's potential and want to help position it for profitable growth. In forgiving this debt, they have benefited all shareholders by strengthening the company's financial position".

"This is the latest in a series of steps showing management, directors, and shareholders in sync and pulling together to pursue the exciting opportunities presented by InstaPay. In light of the company's improved share price in recent months, in July several current and former directors agreed to voluntarily return without compensation over 3 Million shares previously received for their work as directors, and in September the current directors reduced their compensation retroactive to January 1 of this year".

About InstaPay Systems Inc.

InstaPay's focus is on the implementation of new payment services, such as ATM card payments from home or office to make Internet purchases or fund brokerage accounts. For additional information, visit www.instapaysystems.com and www.kryptosima.com

Forward-Looking Statements:

Statements about the company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the company's actual results could differ materially from expected results. The company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

InstaPay/Kryptosima contacts:
Harry Hargens, President & CEO
Voice: 770-471-4944
Email: harryhargens@kryptosima.com


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